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                                                                    EXHIBIT 99.2
                   Kimco Realty Corporation and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                 For the nine months ended September 30, 2004



Pretax earnings from continuing operations
  before adjustment for minority interests
  or income loss from equity investees                              $168,725,212


Add:
   Interest on indebtedness
     (excluding capitalized interest)                                81,884,619
   Amortization of debt related expenses                              1,357,699
   Portion of rents representative of the
     interest factor                                                  3,429,298
                                                                   ------------
                                                                    255,396,828

Distributed income from equity investees                             64,384,388
                                                                   ------------

       Pretax earnings from continuing
         operations, as adjusted                                   $319,781,216
                                                                   ============


Fixed charges -
   Interest on indebtedness
     (including capitalized interest)                              $ 88,265,107
   Amortization of debt related expenses                                608,567
   Portion of rents representative of the
     interest factor                                                  3,429,298
                                                                   ------------

        Fixed charges                                              $ 92,302,972
                                                                   ============

Ratio of earnings to fixed charges                                          3.5
                                                                   ============

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                   Kimco Realty Corporation and Subsidiaries
                  Computation of Ratio of Earnings to Combined
                  Fixed Charges and Preferred Stock Dividends
                  For the nine months ended September 30, 2004



Pretax earnings from continuing operations
  before adjustment for minority interests or
  income loss from equity investees                            $168,725,212


Add:
   Interest on indebtedness
     (excluding capitalized interest)                            81,884,619
   Amortization of debt related expenses                          1,357,699
   Portion of rents representative of the
     interest factor                                              3,429,298
                                                               ------------
                                                                255,396,828

Distributed income from equity investees                         64,384,388
                                                               ------------

       Pretax earnings from continuing
         operations, as adjusted                               $319,781,216
                                                               ============


Combined fixed charges and preferred stock dividends -
   Interest on indebtedness
     (including capitalized interest)                          $ 88,265,107
   Preferred stock dividends                                      8,728,125
   Amortization of debt related expenses                            608,567
   Portion of rents representative of the
     interest factor                                              3,429,298
                                                               ------------

                                                               $101,031,097
                                                               ============

Ratio of Earnings to Combined Fixed Charges
   and Preferred Stock Dividends                                        3.2
                                                               ============